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                                                            Exhibit 23



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 1, 1995 appearing on page F-3 of W.R. Grace & Co.'s Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page F-2 of such Annual Report on Form 10-K. We also consent to the reference to us under
Item 5 of such Registration Statement.


PRICE WATERHOUSE LLP

/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
New York, New York
May 2, 1995